As filed with the Securities and Exchange Commission on February 12, 2024.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Beamr Imaging Ltd.
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

State of Israel	7372	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10 HaManofim Street
Herzeliya, 4672561, Israel
Tel: +1-888-520-8735
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Beamr, Inc.
16185 Los Gatos Blvd
Ste 205
Mailbox 12
Los Gatos, CA 95032
Tel: (650) 961-3098
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Mark Selinger, Esq. Gary Emmanuel, Esq. Eyal Peled, Esq. David Huberman, Esq. Greenberg Traurig, LLP One Vanderbilt Avenue New York, NY 10017-3852 Telephone: 212.801.9221	Ronen Kantor, Esq. Doron Tikotzky Kantor Gutman Nass & Amit Gross Law Offices BSR 4, 7 Metsada Street Bnei Brak, Israel 5126112 Telephone: +972.3.6109100	Oded Har-Even, Esq. Eric Victorson, Esq. Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 Telephone: 212.660.3000	Reut Alfiah, Adv. Gal Cohen, Adv. Sullivan & Worcester Israel (Har-Even & Co.) HaArba’a Towers – 28 HaArba’a St. North Tower, 35th Floor Tel-Aviv, Israel 6473925 Telephone: +972.74.758.0480

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-272257

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement (the “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) with respect to the registration of additional ordinary shares, par value NIS 0.05 per share, of Beamr Imaging Ltd. (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto, the Registration Statement on Form F-1, as amended (File No. 333-272257) (the “Prior Registration Statement”), which the Commission declared effective on February 12, 2024, and is being filed solely for the purpose of increasing the aggregate offering price of ordinary shares to be offered in the public offering by $2,443,750, which includes additional shares that may be sold pursuant to the underwriters’ option to purchase additional ordinary shares. The additional ordinary shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Filing Fee Table filed as Exhibit 107 in the Prior Registration Statement. The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Description
5.1*	Opinion of Doron Tikotzky Kantor Gutman Nass & Amit Gross Law Offices
5.2*	Opinion of Greenberg Traurig, LLP
23.1*	Consent of Fahn Kanne & Co., the Israeli member firm of Grant Thornton International Ltd, an independent registered public accounting firm
23.2*	Consent of Doron Tikotzky Kantor Gutman Nass & Amit Gross Law Offices (included in Exhibit 5.1)
23.3*	Consent of Greenberg Traurig, LLP (included in Exhibit 5.2)
24.1**	Power of Attorney (incorporated by reference to Exhibit 24.1 filed with the Prior Registration Statement on May 30, 2023)
107*	Filing Fee Table

*	Filed herewith.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Herzeliya, Israel on this 12th day of February 2024.

Beamr Imaging Ltd.

By:	/s/ Sharon Carmel
Sharon Carmel, Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sharon Carmel	Chief Executive Officer and Chairman	February 12, 2024
Sharon Carmel	(Principal Executive Officer)

/s/ Danny Sandler	Chief Financial Officer	February 12, 2024
Danny Sandler	(Principal Financial and Accounting Officer)

/s/ *	Director	February 12, 2024
Tal Barnoach

/s/ *	Director	February 12, 2024
Lluis Pedragosa

/s/ *	Director	February 12, 2024
Yair Shoham

/s/ *	Director	February 12, 2024
Osnat Michaeli

* /s/ Sharon Carmel
Sharon Carmel Attorney in Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Beamr Imaging Ltd., has signed this Registration Statement on this 12th day of February 2024.

Beamr, Inc.

Authorized U.S. Representative

/s/ Sharon Carmel
Name:	Sharon Carmel
Title:	Authorized Person

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